Exhibit 99.1

ALARION FINANCIAL SERVICES, INC. UST 378

I, Jon Kurtz, certify, based on my knowledge, that:

(i) The compensation committee of Alarion Financial Services, Inc. has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (“SEO”) compensation plans and employee compensation plans and the risks these plans pose to Alarion Financial Services, Inc.;

(ii) The compensation committee of Alarion Financial Services, Inc. has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Alarion Financial Services, Inc. and has identified any features of the employee compensation plans that pose risks to Alarion Financial Services, Inc. and has limited those features to ensure that Alarion Financial Services, Inc. is not unnecessarily exposed to risks;

(iii) The compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Alarion Financial Services, Inc. to enhance the compensation of an employee, and has limited any such features;

(iv) The compensation committee of Alarion Financial Services, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The compensation committee of Alarion Financial Services, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in:

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Alarion Financial Services, Inc.;

(B) Employee compensation plans that unnecessarily expose Alarion Financial Services, Inc. to risks; and

(C) Employee compensation plans that could encourage the manipulation of reported earnings of Alarion Financial Services, Inc. to enhance the compensation of an employee;

(vi) Alarion Financial Services, Inc. has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Alarion Financial Services, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii) Alarion Financial Services, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

(ix) Alarion Financial Services, Inc. and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) Alarion Financial Services, Inc. will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period; [Note: Item (x) is applicable to TARP recipients with a class of securities registered under the federal securities laws. The company must therefore comply with the rules and regulations promulgated by the SEC that are applicable to it. See IFR Section 30.13, as amended by the technical corrections. If this item is not applicable, please state so in place of the language in Item (x).]

(xi) Alarion Financial Services, Inc. will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Alarion Financial Services, Inc. will disclose whether Alaion Financial Services, Inc., the board of directors of Alarion Financial Services, Inc., or the compensation committee of Alarion Financial Services, Inc. has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Alarion Financial Services, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv) Alarion Financial Services, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Alarion Financial Services, Inc. and Treasury, including any amendments;

(xv) Alarion Financial Services, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001.)

/s/ Jon Kurtz (Signature) Date: March 31, 2011
Jon Kurtz, CEO & President (Principal Executive Officer)